As filed with the Securities and Exchange Commission on March 19, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KVH Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	05-0420589
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

50 Enterprise Center, Middletown, Rhode Island	02842
(Address of principal executive offices)	(Zip code)

KVH Industries, Inc.

2006 Stock Incentive Plan

KVH Industries, Inc. Amended and Restated

1996 Employee Stock Purchase Plan

(Full title of the plan)

Martin A. Kits van Heyningen

President and Chief Executive Officer

KVH Industries, Inc.

50 Enterprise Center

Middletown, Rhode Island 02842

(Name and address of agent for service)

(401) 847-3327

(Telephone number, including area code, of agent for service)

WITH COPIES TO:

Adam Sonnenschein, Esq.

The Feinberg Law Group, LLC

57 River Street, Ste 204

Wellesley, MA 02481

(781) 283-5775

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered		Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration Fee
common stock, $0.01 par value	1,000,000	(3)	$9.43(1)	$9,430,987	$290
common stock, $0.01 par value	50,000	(4)	$9.40(2)	$470,000	$14
Total					$304

(1)	In accordance with Rule 457(c) under the Securities Act of 1933, the offering price for shares subject to options on the date hereof is the actual exercise price of such options. Of the 1,000,000 shares to be registered under the KVH Industries, Inc. 2006 Stock Incentive Plan, 9,900 are subject to options at an exercise price of $12.53 per share. The offering price for the remaining 990,100 shares not subject to options on the date hereof of $9.40 per share has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) of the Securities Act of 1933 on the basis of the average high and low prices of the common stock as reported on the Nasdaq Global Market on March 15, 2007.
(2)	Calculated pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933 on the basis of the average of the high and low sale prices of the common stock as reported on the Nasdaq Global Market on March 15, 2007.
(3)	Represents all shares of common stock issuable upon exercise of stock options and pursuant to restricted stock and other stock-based awards under the KVH Industries, Inc. 2006 Stock Incentive Plan.
(4)	Represents shares of common stock issuable pursuant to the Amended and Restated 1996 Employee Stock Purchase Plan, as amended.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by KVH Industries, Inc. with the Securities and Exchange Commission are incorporated by reference in this registration statement:

(a)	Annual report on Form 10-K for the year ended December 31, 2006 (filed on March 16, 2007); and

(b)	The description of the Company’s common stock contained in a current report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2004, including any amendment or report filed for the purpose of updating that description.

All documents subsequently filed by KVH Industries, Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of those documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law allows us to adopt a charter provision eliminating or limiting the personal liability of directors to us or our stockholders for breach of fiduciary duty as directors, but the provision may not eliminate or limit the liability of directors for (a) any breach of the director’s duty of loyalty to us or our stockholders, (b) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) unlawful payments of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law or (d) any transaction from which the director derived an improper personal benefit. Article Seventh of our charter provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, subject to the limitations imposed by Section 102(b)(7). Article Seventh of our charter also provides that no amendment to or repeal of Article Seventh shall apply to or have any effect on the liability or the alleged liability of any director with respect to any acts or omissions of such director occurring prior to such amendment or repeal. A principal effect of Article Seventh is to eliminate or limit the potential liability of our directors for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions described in (a) through (d) above.

Article Sixth of our charter and Section 10 of our bylaws provide that we will indemnify our directors and officers to the fullest extent we are permitted or required to do so by Section 145 of the Delaware General Corporation Law. Section 145 provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by us or in our right) by reason of the fact that the person is or was one of our directors, officers, agents or employees or is or was serving at our request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner which the person reasonably believed to be in, or not opposed to, our best interest, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The power to indemnify also applies to actions brought by us or in our right but only to the extent of expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in respect of any claim, issue or matter for which such person shall have been adjudged to be liable to us, unless and only to the extent that the court determines, in light of all the circumstances of the case, that indemnification for such expenses is proper. Our charter provides that no amendment, termination or repeal of Article Sixth will affect or diminish the rights of an indemnitee with respect to any action, suit or proceeding arising out of any actions, transactions or facts occurring prior to the amendment, termination or repeal.

The effect of these provisions would be to permit indemnification by us for, among other liabilities, liabilities arising out of the Securities Act of 1933.

Section 145 of the Delaware General Corporation Law also allows us to obtain insurance on behalf of our directors and officers against liabilities incurred by them while serving as a director or officer or while serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not we would have the power to indemnify them against those liabilities. We have procured a directors’ and officers’ liability and company reimbursement liability insurance policy that (a) insures our directors and officers against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts done or attempted by them and (b) insures us against losses (above a deductible amount) arising from any such claims, subject in each case to limitations stated in the policy.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Restated Certificate of Incorporation (filed as Exhibit 3.3 to our registration statement on Form S-1, Registration No. 333-01258, and incorporated herein by reference)

4.2	Certificate of Amendment of Certificate of Incorporation (filed as Exhibit 4.2 to our registration statement on Form S-3, Registration No. 333-110802, and incorporated herein by reference)

4.3	Amended and Restated By-Laws (filed as Exhibit 3.1 to our current report on Form 8-K filed on January 23, 2004 and incorporated herein by reference)

4.4	KVH Industries, Inc. 2006 Stock Incentive Plan (filed as Appendix A to our proxy statement filed with the SEC on April 24, 2006 and incorporated herein by reference)

4.5	Form of Incentive Stock Option under KVH Industries, Inc.’s 2006 Stock Incentive Plan (filed as Exhibit 10.1 to our current report on Form 8-K filed with the SEC on August 28, 2006)

4.6	Form of Non-Statutory Stock Option under KVH Industries, Inc.’s 2006 Stock Incentive Plan (filed as Exhibit 10.2 to our current report on Form 8-K filed with the SEC on August 28, 2006)

4.7	KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan, as amended (filed as Appendix B to our proxy statement filed with the SEC on April 24, 2006 and incorporated herein by reference)

5.1	Opinion of The Feinberg Law Group, LLC

23.1	Consent of KPMG LLP

Exhibit Number	Description
23.2	Consent of The Feinberg Law Group, LLC (included in Exhibit 5.1)

24.1	Power of Attorney (contained on the signature page of this registration statement)

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4.	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

5.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Middletown, Rhode Island, as of March 19, 2007.

KVH Industries, Inc.

By:	/s/ Patrick J. Spratt Patrick J. Spratt Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Martin A. Kits van Heyningen and Patrick J. Spratt, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for him, any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the indicated capacities on the date indicated.

Signature	Title

/s/ Martin A. Kits van Heyningen Martin A. Kits van Heyningen	President, Chief Executive Officer and Director (Principal Executive Officer)	March 19, 2007

/s/ Patrick J. Spratt Patrick J. Spratt	Chief Financial Officer (Principal Financial and Accounting Officer)	March 19, 2007

/s/ Arent H. Kits van Heyningen Arent H. Kits van Heyningen	Chairman of the Board	March 19, 2007

/s/ Robert W.B. Kits van Heyningen Robert W.B. Kits van Heyningen	Director	March 19, 2007

/s/ Mark S. Ain Mark S. Ain	Director	March 19, 2007

/s/ Stanley K. Honey Stanley K. Honey	Director	March 19, 2007

/s/ Bruce J. Ryan Bruce J. Ryan	Director	March 19, 2007

/s/ Charles R. Trimble Charles R. Trimble	Director	March 19, 2007

EXHIBIT INDEX

Exhibit Number	Description
4.1	Restated Certificate of Incorporation (filed as Exhibit 3.3 to our registration statement on Form S-1, Registration No. 333-01258, and incorporated herein by reference)

4.2	Certificate of Amendment of Certificate of Incorporation (filed as Exhibit 4.2 to our registration statement on Form S-3, Registration No. 333-110802, and incorporated herein by reference)

4.3	Amended and Restated By-Laws (filed as Exhibit 3.1 to our current report on Form 8-K filed on January 23, 2004 and incorporated herein by reference)

4.4	KVH Industries, Inc. 2006 Stock Incentive Plan (filed as Appendix A to our proxy statement filed with the SEC on April 24, 2006 and incorporated herein by reference)

4.5	Form of Incentive Stock Option under KVH Industries, Inc.’s 2006 Stock Incentive Plan (filed as Exhibit 10.1 to our current report on Form 8-K filed with the SEC on August 28, 2006)

4.6	Form of Non-Statutory Stock Option under KVH Industries, Inc.’s 2006 Stock Incentive Plan (filed as Exhibit 10.2 to our current report on Form 8-K filed with the SEC on August 28, 2006)

4.7	KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan, as amended (filed as Appendix B to our proxy statement filed with the SEC on April 24, 2006 and incorporated herein by reference)

5.1	Opinion of The Feinberg Law Group, LLC

23.1	Consent of KPMG LLP

23.2	Consent of The Feinberg Law Group, LLC (included in Exhibit 5.1)

24.1	Power of Attorney (contained on the signature page of this registration statement)